Exhibit 10(i)
Qimonda AG
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***].
Second Addendum to the Product Purchase And Capacity Reservation Agreement 300mm
-hereinafter referred to as “Addendum”-
executed by and between
Qimonda AG (“Qimonda”)
and
Winbond Electronics Corporation (“Winbond”).
This Addendum shall become effective on the date of signature by both Parties.
WHEREAS, Infineon and Winbond, on May 02, 2002, have entered into that certain Know How Transfer Agreement regarding Infineon’s 110nm DRAM technology for use with certain DRAM products and that certain Product Purchasing and Capacity Reservation Agreement and its First Addendum related thereto;
WHEREAS, Infineon and Winbond, on August 06, 2004, have entered into a Know How Transfer and License Agreement 90nm and 300mm (the “90nm-License Agreement”) under which Infineon transfers know how for the 90nm-DRAM technology and the 300mm-manufacturing technology for the manufacture of Contract Products and under which Infineon grants to Winbond the license to manufacture, develop, assemble and sell Contract Products only to Infineon and/or its Subsidiaries;
WHEREAS, Infineon and Winbond, on August 06, 2004, have entered into a Product Purchase And Capacity Reservation Agreement 300mm (the “PPCRA 300mm”) by which Infineon is committed to purchase from Winbond and Winbond is committed to sell to Infineon Contract Products and Jointly Developed Products produced by Winbond in its 300mm fab in Taichung for Infineon and/or its Subsidiaries to use, sell and have sold worldwide.

WHEREAS, Infineon on May 1st, 2006 has assigned all such contracts to Qimonda;
WHEREAS, Qimonda and Winbond, on August 28, 2006, have entered into a First Addendum to the “90nm-License Agreement” and into a First Addendum to the “PPCRA 300mm”;
WHEREAS, Qimonda and Winbond, simultaneously to this Addendum, have entered into a Second Addendum to the Know How Transfer and License Agreement 90nm and 300mm (the “58nm-KVA”). It is understood that effectiveness of this Addendum is dependent upon the effectiveness of the 58nm-KVA;
WHEREAS, Qimonda is committed to purchase from Winbond and Winbond is committed to sell to Qimonda the 70nm-Contract Product and the 58nm-Contract Product produced by Winbond in its 300mm fab in Taichung for Qimonda and/or its Subsidiaries to use, sell and have sold worldwide;
WHEREAS, the Parties further wish to enter into this Addendum to set forth the terms and conditions for the supply of certain products by Winbond to Qimonda;
Now therefore, the Parties hereto agree as follows:
Preamble – Purpose of this Addendum
This Addendum amends and adds provisions to the PPCRA 300mm. Unless expressly set forth herein, the PPCRA 300mm and its Addendum, including its Annexes, shall remain unaltered and in full force and effect.
Capitalized terms not otherwise defined shall have the same meaning as in the PPCRA 300mm.
1.	Definitions
The following definitions shall be added:
1.1	“70nm-Contract Product” shall mean the 1G T70N DRAM-Product including its improved and/or modified versions, designed by or on behalf of Qimonda, described in Annex 1 and manufactured by using the 70nm-Contract Process.

1.2	“70nm-Contract Process“ shall mean Know How relating to the 70nm DRAM technology process on 300mm Manufacturing Technology.

1.3	“58nm-Contract Product” shall mean the 1G T58 DRAM-Product including its improved and/or modified versions, designed by or on behalf of Qimonda, described in Annex 1 and manufactured by using the 58nm-Contract Process.

1.4	“58nm-Contract Process“ shall mean Know How relating to the 58nm DRAM technology process on 300mm Manufacturing Technology.
The following definitions of the PPCRA 300mm shall be changed as:
1.5	“Products” shall mean Contract Products, 80nm-Contract Products, 70nm-Contract Products, 58nm-Contract Products and/or Jointly Developed Products.

1.6	“Transfer Prices” shall mean the respective price charged to Qimonda by Winbond for the Contract Products, the 80nm-Contracts Product, the 70nm-Contract Products, the 58nm-Contracts Products and/or Jointly Developed Products.

1.7	“Calendar Month” shall mean the month which is two months later than the relevant Winbond Month (as defined in Section 1.8 of the PPCRA 300 mm) in the case of Contract Products, 80nm-Contract Products, 70nm-Contract Products and 58nm-Contract Products, mean the month which is one month later than the relevant Winbond Month in the case of Jointly Developed Products.

1.8	“ASP Component” for each calendar month of Winbond’s operation (“Winbond Month”) shall mean the monthly average price for either a QC-Component according to the daily average DRAM spot market and contract price as set forth on the DRAMeXchange Marketing Information System, calculated over the period of the respective calendar month differentiated by density, type and quality grade or a NC-Component according to the Qimonda Price. “Qimonda Price” shall mean the actual price at which Qimonda sells such NC-Components.

2.	Subject of the Addendum

Winbond will upgrade its 300mm-wafer fab towards 70nm-technology and will manufacture within this capacity also 70nm-Contract Products for Qimonda using the 70nm-Contract Process and later Winbond will upgrade its 300mm-wafer fab towards 58nm-technology and will manufacture within this capacity also 58nm-Contract Products for Qimonda using the 58nm-Contract Process.

Winbond will use best efforts to do the conversion from 80nm-Contract Products to 70nm-Contract Products and later to 58nm-Contract Products as soon as reasonably possible based on the expected revenue per wafer cross over between such products.

A new Section 2.6 shall be added to the PPCRA 300mm as follows:
“2.6	Volume Adjustments

Qimonda is committed to purchase from Winbond and Winbond is committed to sell to Qimonda the 70nm-Contract Product and the 58nm-Contract Product produced by Winbond in its 300mm fab in Taichung for Qimonda and/or its Subsidiaries according to the reserved capacity specified in ANNEX 2 of this Addendum.

As soon as the 70nm-Margin or respectively the 58nm-Margin (as defined in Annex 1) for 70nm-Contract Products or respectively 58nm-Contract Products in the Reserved 300mm-Capacity which is based on Margin Sharing according to Annex I becomes negative for a period of three consecutive months, [***]
3.	Ordering, Capacity and Shipment

3.1	Section 3.1 Sentence 1 of the PPCRA 300mm as amended by the First Addendum to the PPCRA 300mm shall be amended to read as follows:

“Reserved 300mm-Capacity

Winbond shall provide and use the Reserved 300mm-Capacity for the manufacture of (i) Contract Products for the years 2005 until 2008 as further specified in Annex 2, Part I, (ii) Jointly Developed Products until the end of 2009 and (iii) 80nm-Contract Products for [***] as further specified in Annex 2, Part II, (iv) 70nm-Contract Products for [***] as further specified in Annex 2, Part III and (v) 58nm-Contract Products for [***] as further specified in Annex 2, Part III. “

The following sentence shall be added at the end of Section 3.1 of the PPCRA 300mm:

“The Reserved 300mm-Capacity for the 70nm-Contract Product and 58nm-Contract Product to be measured in number of waferstarts per month (wspm) are further specified in Annex 2 part III.”
4.	Price and Payment

The following paragraphs shall be added to the PPCRA 300 mm:
“4.1.6	Winbond shall sell the 70nm-Contract Products manufactured by it out of the Reserved 300mm-Capacity based on the accepted Purchase Order, to Qimonda, or at the request of Qimonda to a Subsidiary, on the basis of the Transfer Price as set forth in Annex 1, part IV.

4.1.7	Winbond shall sell the 58nm-Contract Products manufactured by it out of the Reserved 300mm-Capacity based on the accepted Purchase Order, to Qimonda, or at the request of Qimonda to a Subsidiary, on the basis of the Transfer Price as set forth in Annex 1, part V.”
5.	Processing

Scrap Products

Section 5.1 of the PPCRA 300mm will be amended to read as follows:

“Dies and Wafers being processed by Winbond may need to be scrapped from time to time due to product quality issues, defects, or process errors resulting in non compliance with the specifications of the respective Product. Even though Qimonda substantially increased the number of sellable components by implementing innovative process flow and tools, there are still some components not sellable. Scrap Products that, subject to the discretion of Qimonda and agreed by Winbond, can not be sold into the memory products market, shall be disposed. All other Scrap Products (e.g. A3 and HG products) will be sold by Qimonda at the respective price. Proceeds of Scrap Products out of Contract Products, after deducting the sales cost, shall be allocated at a ratio of [***] to Winbond and [***] to Qimonda. Proceeds of Scrap Products out of 80nm Contract Products, after deducting the sales cost, shall be allocated at a ratio of [***] to Winbond and [***] to Qimonda. [***] of the proceeds of Scrap Products out of 70nm Contract Products and 58nm Contract Products shall be allocated subject to [***] outlined in Annex 1 Part IV and V; the remaining [***] of the aforementioned proceeds will not be allocated, as they are deemed to be based on the cost plus based volume share without margin sharing. Notwithstanding the above, under no circumstance shall the logos of Winbond or Qimonda be marked or inscribed on Scrap Products sold or disposed, or left in blank for sales. If evidence shows, that Qimonda’s sales price for Scrap Products is consistently not as high as the price Winbond would achieve for such product, both Parties should discuss in good faith whether and to what extent Winbond should be responsible for such sale.”

6.	Section 4.1.1, 8.2, 10 and 11 and 25 of the PPCRA 300mm shall also be applicable to 70nm-Contract Products and 58nm-Contract Products.

7.	MISCELLANEOUS
24.2 and 24.3 of the PPCRA 300mm shall be replaced in its entirety by the following:
“24.2	Except otherwise provided in this Agreement, communications between Qimonda and Winbond shall be given in writing, by post, via e-mail or by telefax, to the following addresses of the Parties or to such other addresses as the Party concerned may subsequently notify in writing to the other Party:

If to Qimonda to:
Qimonda AG
Legal Department
Gustav-Heinemann-Ring 123
81739 Munich, Germany
Tel: + 49 89 60088 2481 ; Fax: – + 49 89 60088 44 2481
If to Winbond to:
Winbond Electronics Corporation
Legal Department
No. 4, Creation Road III
Science-Based Industrial Park
Hsinchu, Taiwan, R.O.C.
24.3	No right or interest in this Agreement shall be assigned or transferred to any third party by either Winbond or Qimonda without first obtaining written consent from the other Party except that Qimonda may freely assign this Agreement to a Subsidiary or to a third party to whom all or substantially all of the business unit to which this Agreement pertains is transferred.”

Annexes 1 through 2, which are attached hereto, shall constitute an integral part hereof and shall amend the existing Annexes 1 and 2 of the PPCRA 300 mm, amended by the First Addendum to the PPCRA 300 mm, which shall remain unaltered and in full force and effect. The Annexes have the following titles:

Annex 1 Part IV:	Transfer Price for 70nm-Contract Products

Annex 1 Part V:	Transfer Price for 58nm-Contract Products

Annex 2 Part III:	Reserved 300mm-Capacity for 70nm-Contract Products and 58nm-Contract Products
IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Winbond Electronics Corporation		Qimonda AG

By:	/s/ Yu-Cheng Chiao	By:	/s/ Loh Kin Wah
Name:	Yu-Cheng Chiao	Name:	Loh Kin Wah

Title:	CEO	Title:	CEO

Date:	June 27, 2007	Date:	June 27, 2007

And By:		And By:	/s/ Michael Majerus

Name:		Name:	Michael Majerus

Title:		Title:	CFO

Date:		Date:

ANNEX 1
Part IV: Transfer Price for 70nm-Contract Products
o	Purchases of 70nm-Contract Products shall for [***] be according to [***] Transfer Prices (TP) and for [***] be according to [***] Transfer Prices.
o	The [***] Transfer price for 70nm-Contract Products is calculated [***] as follows: [***].
o	The [***] Transfer price for 70nm-Contract Products is calculated [***] as follows: [***].

ANNEX 1
Part V: Transfer Price for 58nm-Contract Products
o	Purchases of 58nm-Contract Products shall [***] be according to [***] Transfer Prices and for [***] be according to [***] Transfer Prices.
o	The [***] Transfer price for 58nm-Contract Products is calculated on a [***] as follows: [***].
o	The [***] Transfer price for 58nm-Contract Products is calculated [***] as follows: [***].

ANNEX 2
Part III: Reserved 300mm-Capacity for 70nm-Contract Products and 58nm-Contract Products
Winbond will convert the Winbond 300mm-capacity to 70nm-Contract Process [***].
[***] Qimonda will reserve and Winbond will provide [***] of Winbond 300mm-capacity for the sale of 70nm-Contract Products and/or 80nm-Contract Products and [***] Qimonda will reserve and Winbond will provide [***] of Winbond 300mm-capacity for the sale of 58nm-Contract Products and/or 70nm-Contract Products to Qimonda for [***].
If after the year 2012 the 58nm-Contract Process is obviously no longer competitive and Qimonda is not able to provide a more competitive follower technology to replace the 58nm Contract Products, than Winbond shall be entitled to reduce the Reserved 300mm-Capacity which is based on Margin Sharing according to Annex I.